EXHIBIT 1 - CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders and the Board of Directors of Belmont
Bancorp.

     We consent to incorporation by reference of our report dated January 23, 1996, relating to the consolidated balance sheets of Belmont Bancorp. as of December 31, 1995 and 1994, and the related consolidated statements of income, shareholders' equity, and statements of cash flows for each of the three years in the period ended December 31, 1995. Said report appears as Exhibit B of Belmont Bancorp.'s annual form 10-K.


s/S.R. Snodgrass A.C.
S.R. Snodgrass A.C.
Wheeling, WV
March 19, 1996